Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen, Burt M. Fealing and Rachel V. Friedenberg, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of options to purchase up to 3,500,000 shares of Common Stock, par value $1.00 per share, of SUPERVALU INC. under the SUPERVALU INC. 2007 Stock Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of April 21, 2009, by the following persons:

Signature	Title

/s/ Jeffrey Noddle Jeffrey Noddle	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

/s/ Pamela K. Knous Pamela K. Knous	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ A. Gary Ames A. Gary Ames	Director

/s/ Irwin Cohen Irwin Cohen	Director

/s/ Ronald E. Daly Ronald E. Daly	Director

/s/ Lawrence A. Del Santo Lawrence A. Del Santo	Director

/s/ Susan E. Engel Susan E. Engel	Director

Signature	Title

/s/ Philip L. Francis Philip L. Francis	Director

/s/ Edwin C. Gage Edwin C. Gage	Director

/s/ Garnett L. Keith, Jr. Garnett L. Keith, Jr.	Director

/s/ Charles M. Lillis Charles M. Lillis	Director

/s/ Marissa T. Peterson Marissa T. Peterson	Director

/s/ Steven S. Rogers Steven S. Rogers	Director

/s/ Wayne C. Sales Wayne C. Sales	Director

/s/ Kathi P. Seifert Kathi P. Seifert	Director